Exhibit 1.1

[             ] American Depositary Shares

BURNING ROCK BIOTECH LIMITED

EACH REPRESENTING ONE CLASS A ORDINARY SHARE, PAR VALUE US$0.0002 PER SHARE

UNDERWRITING AGREEMENT

[             ], 2020

[             ], 2020

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

United States of America

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

United States of America

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

United States of America

As representatives (the “Representatives”) of the several Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Certain shareholders of Burning Rock Biotech Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”) (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several Underwriters named in Schedule II hereto (the Underwriters”) an aggregate of [     ] Class A ordinary shares, par value US$0.0002 per share, of the Company (the “Firm Shares”) in the form of [     ] American Depositary Shares (as defined below) (the “Firm ADSs”), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

Certain Selling Shareholders also propose to sell to the several Underwriters not more than an additional [     ] Class A ordinary shares, par value US$0.0002 per share, of the Company (the “Additional Shares”) in the form of [         ] American Depositary Shares (the “Additional ADSs”), such Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto, if and to the extent that you, as the Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional ADSs granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Offered Shares.” The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “Offered ADSs.” The Offered ADSs and the underlying Offered Shares are hereinafter collectively referred to as the “Offered Securities.” The Class A ordinary shares, par value US$0.0002 per share, of the Company are hereinafter referred to as the “Class A Ordinary Shares,” and the Class A Ordinary Shares and Class B ordinary shares, par value US$0.0002 per share, of the Company are hereinafter collectively referred to as the “Ordinary Shares”).

The Underwriters will take delivery of the Offered Shares in the form of American Depositary Shares (the “American Depositary Shares” or “ADSs”). The American Depositary Shares are to be issued pursuant to a Deposit Agreement dated as of June 16, 2020 (the “Deposit Agreement”) among the Company, Citibank, N.A., as Depositary (the Depositary”), and the owners and holders from time to time of the American Depositary Shares issued under the Deposit Agreement. Each American Depositary Share will initially represent the right to receive one Class A Ordinary Share deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-[     ]), including a preliminary prospectus, relating to the Offered Shares and a registration statement on Form F-6 (File No. 333-238921) relating to the Offered ADSs. The registration statement relating to the Offered Shares, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of the Offered Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The registration statement relating to the American Depositary Shares, as amended at the time it becomes effective, is hereinafter referred to as the “ADS Registration Statement.” If the Company has filed an abbreviated registration statement to register additional Offered Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement. The Company has filed, in accordance with Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Offered Securities (the “Exchange Act Registration Statement”).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule III-A hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDERS.

1.1	The Company represents and warrants to and agrees with each of the Underwriters that:

(a)

Effectiveness of Registration Statement. Each of the Registration Statement and the ADS Registration Statement has become effective under the Securities Act; the Exchange Act Registration Statement has become effective under the Exchange Act; no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the Exchange Act Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)

Compliance with Securities Law. (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, at the Closing Date (as defined in Section 4) and at each Option Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 9(c) hereof.

(c)

Ineligible Issuer Status and Issuer Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III-A hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. As of the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectuses, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)

Good Standing of the Company. The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification. The currently effective memorandum and articles of association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; except as set forth in the Registration Statements, no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(e)

Subsidiaries and Consolidated Affiliated Entities. Each of the Company’s direct and indirect subsidiaries (each a Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule IV-A hereto, and each of the entities which the Company directly or indirectly controls through contractual arrangements (each an “Consolidated Affiliated Entity” and collectively, the “Consolidated Affiliated Entities”) has been identified on Schedule IV-B hereto. Each of the Subsidiaries and Consolidated Affiliated Entities has been duly incorporated, is validly existing as a corporation with limited liability or a private non-enterprise entity (legal person) established under the laws of the jurisdiction of its incorporation, as the case may be, and in good standing under the laws of the jurisdiction of its incorporation, has full power and authority (corporate or otherwise) to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification; all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid in accordance with its articles of association and non-assessable and are free and clear of all liens, encumbrances, equities or claims; all of the equity interests in each Consolidated Affiliated Entity have been duly and validly authorized and issued, are fully paid in accordance with its articles of association and non-assessable and are owned as described in the Time of Sale Prospectus and the Prospectus, and, except as described in the Time of Sale Prospectus and the Prospectus, free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries and Consolidated Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries and Consolidated Affiliated Entities, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control.

(f)	VIE Agreements and Corporate Structure.

(i)

The description of the corporate structure of the Company and each of the contracts among Beijing Burning Rock Biotech Limited (the “WFOE”), Burning Rock (Beijing) Biotechnology Co., Ltd. (the “VIE”) and the shareholders of the VIE, as the case may be (each a “VIE Agreement” and collectively the “VIE Agreements”), as set forth in the Time of Sale Prospectus and the Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits 10.3 through 10.9 to the Registration Statement, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and Consolidated Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Time of Sale Prospectus and the Prospectus.

(ii)

Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, other than those as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company complies with all applicable laws and regulations of the People’s Republic of China (the “PRC”), and neither the corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the WFOE, the VIE, or shareholders of the VIE in any jurisdiction challenging the validity of any of the VIE Agreements, and to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(iii)

The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries and Consolidated Affiliated Entities pursuant to (A) the constitutive or organizational documents of the Company or any of the Subsidiaries and Consolidated Affiliated Entities, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries and Consolidated Affiliated Entities or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of the Subsidiaries and Consolidated Affiliated Entities is a party or by which the Company or any of the Subsidiaries and Consolidated Affiliated Entities is bound or to which any of the properties of the Company or any of the Subsidiaries and Consolidated Affiliated Entities is subject, except, in the cases of (B) and (C), for such conflict, breach, violation or default that would not reasonably be expected to have a Material Adverse Effect. A “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or prospects of the Company and its Subsidiaries and Consolidated Affiliated Entities, taken as a whole, or on the ability of the Company and its Subsidiaries and Consolidated Affiliated Entities to carry out their obligations under this Agreement and the Deposit Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto.

(iv)

The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIE, through its rights to authorize the shareholders of the VIE to exercise their voting rights.

(g)

Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and legally binding obligations of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(h)

Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. This Agreement and the Deposit Agreement conform in all material respects to the descriptions thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i)

Due Authorization of Registration Statements. The Registration Statement, the preliminary prospectus, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(j)

Share Capital. The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)

Ordinary Shares. (i) The Ordinary Shares (including the Shares to be sold by the Selling Shareholders) outstanding have been duly authorized and are validly issued, fully paid and non-assessable. As of the date hereof, the Company has authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Closing Date, the Company shall have authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital.” (ii) Except as described in the Time of Sale Prospectus and the Prospectus, there are (A) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the share capital of the Company, and (B) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s Subsidiaries and Consolidated Affiliated Entities.

(l)

Offered ADSs. The Offered ADSs, when issued by the Depositary against the deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued and the persons in whose names such Offered ADSs are registered will be entitled to the rights of registered holders of American depositary receipt specified therein and in the Deposit Agreement.

(m)

Offered Securities. (i) The Offered Shares to be sold by the Selling Shareholders have been duly authorized and are validly issued, fully paid and non-assessable, and the sale of such Offered Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Offered Shares, when delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party; (ii) the Offered Securities are freely transferable by the Selling Shareholders to or for the account of the several Underwriters and the initial purchasers thereof, and, except as described in the Time of Sale Prospectus and the Prospectus, there are no restrictions on subsequent transfers of the Offered Securities under the laws of the Cayman Islands, the PRC by non-PRC resident holders, Hong Kong or the United States.

(n)

Accurate Disclosure. The statements in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal and Selling Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(o)	Listing. The ADSs are listed on NASDAQ.

(p)

Compliance with Law, Constitutive Documents and Contracts. Neither the Company nor any of the Subsidiaries and Consolidated Affiliated Entities is (i) in breach or violation of any provision of applicable laws or regulations, or (ii) is in breach or violation of its respective constitutive documents, or (iii) in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is (x) binding upon the Company or any of the Subsidiaries and Consolidated Affiliated Entities and (y) material to the Company and the Subsidiaries and Consolidated Affiliated Entities taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries and Consolidated Affiliated Entities, except in the case of (i) above, where such breach or violation would not reasonably be expected to have a Material Adverse Effect.

(q)

Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene (i) any provision of applicable law or the memorandum and articles of association or other constitutive documents of the Company, (ii) any agreement or other instrument binding upon the Company or any of the Subsidiaries and Consolidated Affiliated Entities that is material to the Company and the Subsidiaries and Consolidated Affiliated Entities, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries and Consolidated Affiliated Entities; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States of America in connection with the offer and sale of the Offered Securities.

(r)

No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries and Consolidated Affiliated Entities, taken as a whole; (ii) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, taken as a whole; (iv) except as described in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has (A) entered into or assumed any material transaction or agreement, (B) incurred, assumed or acquired any material liability or obligation, direct or contingent, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other material asset, or (D) agreed to take any of the foregoing actions; and (v) neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has sustained any material loss or interference with its business from fire, explosion, flood, typhoon, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(s)

No Pending Proceedings. There are no legal or governmental proceedings pending or threatened (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company, any of its Subsidiaries and Consolidated Affiliated Entities or any of its executive officers, directors and key employees is a party or to which any of the properties of the Company or any of its Subsidiaries and Consolidated Affiliated Entities is subject (i) other than proceedings that would not have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(t)

Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(u)	Investment Company Act. The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(v)

Environmental Laws. (i) The Company and its Subsidiaries and Consolidated Affiliated Entities, (A) are in compliance with any and all applicable national, local and foreign laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval. (ii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except in the case of (i) and (ii) above, for those that would, singly or in the aggregate, not have a Material Adverse Effect.

(w)

Registration Rights. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Restricted Period referred to in Section 6.1(u) hereof.

(x)

Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities or their respective affiliates, nor any director, officer or employee thereof nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries and Consolidated Affiliated Entities or their respective affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; (iii) taken any action, directly or indirectly, that would result in a violation by such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Company and its Subsidiaries and Consolidated Affiliated Entities and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(y)

Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries and Consolidated Affiliated Entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its Subsidiaries and Consolidated Affiliated Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries and Consolidated Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(z)

Compliance with OFAC. (i) Neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities, nor any director, officer or employee thereof, nor, to the knowledge of the Company, any agent, affiliate or representative of the Company or any of its Subsidiaries and Consolidated Affiliated Entities, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)

the subject or target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, Sanctions”), nor

(B)	located, organized or resident in a country, region or territory that is, the subject or target of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii)

For the past five years, the Company and its Subsidiaries and Consolidated Affiliated Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(aa)

Title to Property. (i) Each of the Company and its Subsidiaries and Consolidated Affiliated Entities has good and marketable title (valid land use rights and building ownership certificates in the case of real property located in the PRC) to all real property and good and marketable title to all personal property, in each case, owned by them which is material to the business of the Company and its Subsidiaries and Consolidated Affiliated Entities, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Consolidated Affiliated Entities; and any real property and buildings held under lease by the Company and its Subsidiaries and Consolidated Affiliated Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries and Consolidated Affiliated Entities, in each case except as described in the Time of Sale Prospectus and the Prospectus.

(bb)

Possession of Intellectual Property. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries and Consolidated Affiliated Entities own, possess, have been authorized to use or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed to be conducted as described in the Time of Sale Prospectus and the Prospectus, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Time of Sale Prospectus and the Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries and Consolidated Affiliated Entities; (ii) there is no infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries and Consolidated Affiliated Entities or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries and Consolidated Affiliated Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ and Consolidated Affiliated Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company, any Subsidiary or any Consolidated Affiliated Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries and Consolidated Affiliated Entities in their businesses has been obtained or is being used by the Company or its Subsidiaries and Consolidated Affiliated Entities in violation of any contractual obligation binding on the Company or its Subsidiaries and Consolidated Affiliated Entities in violation of the rights of any persons, except in each case covered by clauses (i) to (vi) such as would not, if determined adversely to the Company or its Subsidiaries or Consolidated Affiliated Entities, individually or in the aggregate, have a Material Adverse Effect.

(cc)

Merger or Consolidation. Neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which is not so described.

(dd)

Termination of Contracts. Except as described in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Prospectus and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or Consolidated Affiliated Entities, or to the knowledge of the Company, any other party to any such contract or agreement, except for such terminations and non-renewals that would not, singly, or in the aggregate, have a Material Adverse Effect.

(ee)

Absence of Labor Dispute; Compliance with Labor Law. No material labor dispute with the employees or third-party contractors of the Company or any of its Subsidiaries and Consolidated Affiliated Entities exists, or to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Subsidiaries and Consolidated Affiliated Entities that could have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries and Consolidated Affiliated Entities are and have been in all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists, or to the knowledge of the Company, is imminent.

(ff)

Insurance. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries and Consolidated Affiliated Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(gg)

Possession of Licenses and Permits. Except as disclosed in the Time of Sale Prospectus and the Prospectus, (i) each of the Company and its Subsidiaries and Consolidated Affiliated Entities possesses all licenses, certificates, authorizations, declarations and permits issued by, and has made all necessary reports to and filings with, the appropriate national, local or foreign regulatory authorities having jurisdiction over the Company and each of its Subsidiaries and Consolidated Affiliated Entities and their respective assets and properties, for the Company and each of its Subsidiaries and Consolidated Affiliated Entities that are necessary to conduct their respective businesses, except for such failure to possess, report or file that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) each of the Company and its Subsidiaries and Consolidated Affiliated Entities is in compliance with the terms and conditions of all such licenses, certificates, authorizations and permits; (iii) such licenses, certificates, authorizations and permits are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Time of Sale Prospectus or the Prospectus; (iv) neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit; (v) neither the Company nor any of its Subsidiaries has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course except for such failure to renew that would not have a Material Adverse Effect.

(hh)

Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or its Subsidiaries and Consolidated Affiliated Entities on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Time of Sale Prospectus and the Prospectus.

(ii)

PFIC Status. Based on the Company’s audited financial statements, the manner in which it conducts its business, relevant market data and the Company’s current expectations regarding the value and nature of its assets and the sources and nature of its income, the Company does not anticipate being a passive foreign investment company within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), for its current taxable year or the foreseeable future.

(jj)	[Reserved]

(kk)

Independent Accountants. Ernst & Young Hua Ming LLP, whose reports on the consolidated financial statements of the Company are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board (United States).

(ll)

Financial Statements. The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and the Subsidiaries and Consolidated Affiliated Entities as of the dates indicated and consolidated results of operations, cash flows and changes in shareholders’ deficit of the Company for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; and the Company and the Subsidiaries and Consolidated Affiliated Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(mm)

Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Prospectus and the Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies and estimates; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and its Subsidiaries and Consolidated Affiliated Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(nn)

Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its Subsidiaries and Consolidated Affiliated Entities and the Company’s board of directors will be in compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and all applicable rules of NASDAQ upon the completion of the offering of the Offered Securities. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company maintains a system of internal controls over accounting matters sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Each of the Company’s independent directors meets the criteria for “independence” under the Sarbanes-Oxley Act, the rules and regulations of the Commission and the rules of NASDAQ. The Company and its Subsidiaries and the Consolidated Affiliated Entities maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries and the Consolidated Affiliated Entities have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(oo)

Absence of Accounting Issues. The Company has not received any notice, oral or written, from the board of directors stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years.

(pp)

Operating and Other Company Data. All operating and other Company data disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus are true and accurate in all material respects.

(qq)

Third-party Data. Any statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(rr)

Cybersecurity; Data Protection. The Company and its Subsidiaries and the Consolidated Affiliated Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries and the Consolidated Affiliated Entities as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other material corruptions. The Company and its Subsidiaries and the Consolidated Affiliated Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries and the Consolidated Affiliated Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. The Company and its Subsidiaries and the Consolidated Affiliated Entities have taken all necessary actions to prepare to comply with the European Union General Data Protection Regulation (and all other applicable laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any non-compliance with same would be reasonably likely to create a material liability) as soon they take effect.

(ss)

Registration Statement Exhibits. There are no statutes, regulations, legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement or the Exchange Act Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required.

(tt)

No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the preliminary prospectus filed as part of the Registration Statement, the Prospectus and any issuer free writing prospectus to which the Representatives have consented, as set forth on Schedule III-A hereto.

(uu)

Payments of Dividends; Payments in Foreign Currency. Except as described in the Time of Sale Prospectus and the Prospectus, (i) none of the Company nor any of its Subsidiaries and Consolidated Affiliated Entities is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or Consolidated Affiliated Entity or (C) transferring any of its properties or assets to the Company or any other Subsidiary or Consolidated Affiliated Entity; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries and Consolidated Affiliated Entities (A) may be converted into United States dollars, that may be freely transferred out of such Person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such Person’s jurisdiction of incorporation or tax residence; and (B) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such Person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such Person.

(vv)

Compliance with PRC Overseas Investment and Listing Regulations. Except as described in the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries and Consolidated Affiliated Entities has complied, and has taken all steps to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (the “SAFE”) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(ww)

M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and SAFE on August 8, 2006 and amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The sale of the Offered Securities, the listing and trading of the Offered ADSs on NASDAQ and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the Closing Date or the applicable Option Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(xx)	Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(yy)

Absence of Manipulation. None of the Company, the Subsidiaries and Consolidated Affiliated Entities or, to the knowledge of the Company, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action which was designed to cause or result in, or that has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(zz)

No Sale, Issuance and Distribution of Shares. Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(aaa)

No Immunity. None of the Company, the Subsidiaries and Consolidated Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Hong Kong, the PRC or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries and Consolidated Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries and Consolidated Affiliated Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 12 of this Agreement and Section 7.6 of the Deposit Agreement.

(bbb)

Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands, Hong Kong and the PRC and will be honored by courts in the Cayman Islands, Hong Kong and the PRC. The Company has the power to submit, and pursuant to Section 12 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 12 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 12 hereof and Section 7.6 of the Deposit Agreement.

(ccc)

Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands and PRC, provided that (i) with respect to courts of the Cayman Islands, (A) such courts had proper jurisdiction over the parties subject to such judgment, (B) such courts did not contravene the rules of natural justice of the Cayman Islands, (C) such judgment was not obtained by fraud, (D) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (E) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (F) there is due compliance with the correct procedures under the laws of the Cayman Islands, and (ii) with respect to courts of the PRC, any application or request for recognition and execution of such judgment is subject to compliance with relevant civil procedural requirements in the PRC. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC.

(ddd)

No Finder’s Fee. There are no contracts, agreements or understandings between the Company or its Subsidiaries and Consolidated Affiliated Entities and any person that would give rise to a valid claim against the Company or its Subsidiaries and Consolidated Affiliated Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its Subsidiaries and Consolidated Affiliated Entities or any of their respective officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (“FINRA”).

(eee)

No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of its Subsidiaries and Consolidated Affiliated Entities or, to the knowledge of the Company, any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission.

(fff)

Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters in connection with the offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ggg)

Tax Filings. (i) The Company and each of its Subsidiaries and the Consolidated Affiliated Entities have filed all national, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases where failure to file or pay would not have a Material Adverse Effect, or except for taxes currently being contested in good faith and for which adequate reserves have been made in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries and the Consolidated Affiliated Entities which remains unresolved and which could reasonably be expected to have (nor does the Company nor any of its Subsidiaries and the Consolidated Affiliated Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and the Consolidated Affiliated Entities and which could reasonably be expected to have) a Material Adverse Effect. (ii) Except as could not reasonably be expected to have a Material Adverse Effect, all local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries and Consolidated Affiliated Entities as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(hhh)

EGC Status. From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(iii)

Testing-the-Waters Communication. The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III-B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(jjj)

As of the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(kkk)

Liquidity and Capital Resources. The Registration Statement, the Time of Sale Prospectus and the Prospectus fairly and accurately describe all material trends, demands, commitments, events, uncertainties and the potential effects thereof known to the Company, and that the Company believes would materially affect its liquidity and are reasonably likely to occur.

(lll)

Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mmm)

Tests and Preclinical and Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company and its Subsidiaries and Consolidated Affiliated Entities were and, if still ongoing, are being conducted in all material respects in compliance with applicable laws and any applicable rules and regulations of the jurisdiction in which such trials and studies are being conducted; the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and, the Company has not received any written notices or written correspondence from any governmental entity requiring the termination, material modification or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials.

(nnn)

Equity-based Awards. The number of options and other equity-based awards, if any, granted by the Company that have vested or will vest before the expiration of the Restricted Period as defined in Section 6.1(u) hereof do not exceed 1% of the Company’s total number of outstanding shares as of the date hereof.

1.2	Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters, with respect to such Selling Shareholder itself, that:

(a)

Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitutes valid and legally binding obligations of such Selling Shareholder enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)

Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and the Company, as Custodian, relating to the deposit of the Offered ADSs to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene (i) any provision of applicable law, (ii) the memorandum and articles of association or other constitutive documents of such Selling Shareholder (if such Selling Shareholder is not a natural person), or (iii) in any material respects, any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder.

(c)

Title to the Shares. Such Selling Shareholder has, and on the Closing Date will have, valid title to the Offered ADSs and the Offered Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and, assuming effectiveness of the Registration Statement and the ADS Registration Statement, to sell, transfer and deliver the Offered Shares and the Offered ADSs to be sold by such Selling Shareholder or a security entitlement in respect of such Offered Shares and Offered ADSs, and to deposit with the Depositary the Shares represented by such ADSs; and upon the delivery of and payment for the ADSs on the Closing Date hereunder, the several Underwriters will acquire valid and unencumbered title to the ADSs and Shares represented thereby to be delivered by such Selling Shareholder on such Closing Date.

(d)

Custody Agreement. The Custody Agreement has been duly authorized, executed and delivered by such Selling Shareholder and assuming due authorization, execution and delivery by the Custodian, constitutes a valid and legally binding obligation of such Selling Shareholder enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability.

(e)

Power-of-Attorney. The power of attorney (“Power of Attorney”), appointing the individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the Custody Agreement, constitutes a valid instrument granting the Attorneys-in-Fact, the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.

(f)	Lock-up Letter. Such Selling Shareholder has delivered to you an executed lock-up agreement in substantially the form attached hereto as Exhibit A (the “Lock-up Agreement”).

(g)

No Undisclosed Material Information. Such Selling Shareholder is not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus to sell its Shares or ADSs pursuant to this Agreement.

(h)

Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Shareholder for the consummation of the transactions contemplated by the Custody Agreement if such Selling Shareholder has entered into, and is a party to, the Custody Agreement or this Agreement in connection with the offering and sale of the ADSs sold by such Selling Shareholder, except such as have been obtained and made under the Securities Act and such as may be required by the securities or Blue Sky laws of the various states of the United States of America in connection with the offer and sale of the ADSs.

(i)

No Material Misstatement or Omission (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares and ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.

(j)

No Broker-Dealer Affiliation. Such Selling Shareholder has no affiliations or associations with any member of FINRA that “participates” (as defined in FINRA Rule 5110(j)) in the offering of the Offered Securities, and none of the proceeds received by such Selling Shareholder from the sale of ADSs to be sold by such Selling Shareholder pursuant to this Agreement will be paid to a member of FINRA or any affiliate of (or person “associated with” as such terms are used in the rules of FINRA) such member to reduce or settle existing indebtedness owed to such member of FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of FINRA) such member.

(k)

No Finder’s Fee. Except as contemplated by this Agreement, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering contemplated herein, or any other arrangements, agreements, understandings, payments or issuance with respect to such Selling Shareholder and its subsidiaries or any of their respective officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(l)

Absence of Manipulation. Such Selling Shareholder has not taken, directly or indirectly, any action which was designed to cause or result in, or that has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities in violation of Regulation M or any other applicable laws, rules and regulations.

(m)

No Transaction or Other Taxes. Except for any net income, capital gain, profits or franchise taxes imposed on the Underwriters by the PRC, Hong Kong, and the Cayman Islands as a result of any present or former connection (other than any connection solely resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such taxes, no transaction, stamp, capital or other documentary, issuance, registration, transfer, withholding or other taxes or duties are payable by or on behalf of the Underwriters to the government of the PRC, Hong Kong or the Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the sale and delivery of the Offered Securities by such Selling Shareholder or the deposit of the Offered Shares with the Depositary and the Custodian, as defined in the Deposit Agreement (the “Custodian”), the issuance of the Offered ADSs by the Depositary, and the delivery of the Offered ADSs to or for the account of the Underwriters, (ii) the purchase from such Selling Shareholder of the Offered Securities and the initial sale and delivery of the Offered Securities to purchasers thereof by the Underwriters in the manner described in the Time of Sale Prospectus and the Prospectus, or (iii) the execution, delivery or performance of this Agreement or the Deposit Agreement; except that Cayman Islands stamp duty may be payable in the event that this Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the Cayman Islands.

(n)

No Other Marketing Documents. Such Selling Shareholder has not distributed or will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the ADSs, any offering material in connection with the offering and sale of the ADSs by such Selling Shareholder, including any free writing prospectus.

(o)

No Preemptive Rights. Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the ADSs that are to be sold by any other Selling Shareholder or the Shares represented thereby to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any shares, right, warrants, options or other securities from the Company.

(p)

Representation of Attorneys-in-Fact. Any certificate signed by any Attorney-in-Fact of such Selling Shareholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering contemplated herein shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter, provided that the representations and warranties set forth in this paragraph shall apply only to the Selling Shareholder which has entered into, and is a party to the Power of Attorney.

(q)

Representation of Officers. Any certificate signed by any officer of such Selling Shareholder and delivered to the Representatives or counsel to the Underwriters in connection with the offering shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

(r)

Transfer Restrictions. The Offered Securities to be sold by such Selling Shareholder, when issued and delivered against payment therefor, will be freely transferable by such Selling Shareholder to or for the account of the several Underwriters and the initial purchasers thereof; and there are no restrictions on subsequent transfers of such Offered Securities under the laws of the United States or the Selling Shareholder’s jurisdiction of organization except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus under the captions “Description of Share Capital,” “Description of American Depositary Shares,” “Risk Factors — Risks Related to The ADSs and This Offering.”

(s)

ERISA. Such Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(t)

Compliance with OFAC. (i) None of such Selling Shareholder or any of its subsidiaries, or, to the knowledge of such Selling Shareholder, any director, officer, employee, or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:

(A)	the subject or subject of any Sanctions, or

(B)	located, organized or resident in a country, region or territory that is the subject or target of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) Such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)

to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject or target of Sanctions; or

(B)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) such Selling Shareholder has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(u)

Compliance with Anti-Corruption Laws. None of such Selling Shareholder or any of its subsidiaries, or, to the knowledge of such Selling Shareholder, any director, officer, employee, or affiliate thereof has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; (iii) taken any action, directly or indirectly, that would result in a violation by such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (v) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws; and such Selling Shareholder and each of its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(v)

Compliance with Anti-Money Laundering Laws. The operations of such Selling Shareholder and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Shareholder, threatened.

2.	AGREEMENTS TO SELL AND PURCHASE.

Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at US$[    ] per American Depositary Share (the “Purchase Price”) the number of Firm ADSs (subject to such adjustments to eliminate fractional ADSs as you may determine) that bears the same proportion to the number of Firm ADSs to be sold by such Selling Shareholder as the number of Firm ADSs set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, certain of the Selling Shareholders, severally and not jointly, agree to sell to the Underwriters the Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to [    ] Additional ADSs at the Purchase Price, such Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto, provided, however, that the amount paid by the Underwriters for any Additional ADSs shall be reduced by an amount per ADS equal to any dividends declared by the Company and payable on the Firm ADSs but not payable on such Additional ADSs. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

3.

TERMS OF PUBLIC OFFERING. The Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Offered ADSs as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Shareholders are further advised by you that the Offered ADSs are to be offered to the public initially at US$[     ] per ADS (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of US$[     ] per ADS under the Public Offering Price.

4.	PAYMENT AND DELIVERY.

(a)

Payment for the Firm ADSs to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City to the account(s) specified by such Selling Shareholder to the Representatives at least 48 hours in advance of such payment against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [         ], 2020, or at such other time on the same or such other date, not later than [         ], 2020, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b)

Payment for any Additional ADSs shall be made to such Selling Shareholder, as the case may be, in Federal or other funds immediately available in New York City to the account(s) specified by such Selling Shareholder to the Representatives at least 48 hours in advance of such payment against delivery of such Additional ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [         ], 2020 as shall be designated in writing by you.

(c)

The Offered ADSs to be delivered to each Underwriter shall be delivered in book entry form, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. Such Offered ADSs shall be delivered by or on behalf of the Selling Shareholders to the Representatives through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account(s) specified by the Selling Shareholders to the Representatives at least 48 hours in advance of such payment on the Closing Date or Option Closing Date, as the case may be, or at such other time and date as shall be designated in writing by the Representatives. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Offered Securities to the Underwriters and (ii) any withholding required by law. The Selling Shareholders will cause the certificates representing the Offered Shares to be made available for inspection at least 24 hours prior to the Closing Date or Option Closing Date, as the case may be.

5.

CONDITIONS TO THE UNDERWRITERS’ OBLIGATIONS. The obligations of the Selling Shareholders to sell the Offered Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Offered Securities on the Closing Date and each Option Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [    ] p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)	Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the applicable Option Closing Date, as the case may be,

i. there shall not have occurred any downgrading in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

ii. there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries and Consolidated Affiliated Entities, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)

The representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the applicable Option Closing Date, as the case may be; and the statements of the Company and its officers and the Selling Shareholders and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the applicable Option Closing Date, as the case may be.

(c)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, a certificate, dated such date, signed by a duly authorized executive officer of the Company, (i) to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the applicable Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date (and the officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened) and (ii) with respect to such other matters as the Representatives may reasonably require.

(d)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date (only in the case of [    ]), as the case may be, a certificate, dated such date, signed by a duly authorized executive officer of each Selling Shareholder or its Attorney-in-Fact (i) to the effect that the representations and warranties of such Selling Shareholder contained in this Agreement are true and correct as of the Closing Date or the applicable Option Closing Date, as the case may be, and that such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date (and the officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened) and (ii) with respect to such other matters as the Representatives may reasonably require.

(e)

The Underwriters shall have received prior to the execution of this Agreement and on the Closing Date or the applicable Option Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance satisfactory to the Underwriters.

(f)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion and negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(g)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion or opinions of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(h)

The Company shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Shihui Partners, PRC counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters (together with a consent letter, in form and substance reasonably satisfactory to the Underwriters, permitting the Company to provide a copy of such opinion to the Underwriters) and a copy of such opinion shall have been provided to the Underwriters.

(i)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Cleary Gottlieb Steen & Hamilton (Hong Kong), Hong Kong counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

At the request of the Company, the opinions of counsel for the Company described above (except for the opinion of the PRC counsel for the Company) shall be addressed to the Underwriters and shall so state therein.

(j)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Selling Shareholders, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(k)

The Underwriters shall have received on the Closing Date [or the applicable Option Closing Date, as the case may be], an opinion of Cleary Gottlieb Steen & Hamilton (Hong Kong), Hong Kong counsel for LYFE Capital Stone (Hong Kong) Limited, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(l)

The Underwriters shall have received on the Closing Date [or the applicable Option Closing Date, as the case may be], an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for EverGreen SeriesC Limited Patnership, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(m)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Morgan Lewis Stamford, Singapore counsel for Owap Investment Pte Ltd, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(n)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion and negative assurance letter of Shearman & Sterling, U.S. counsel for the Underwriters, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(o)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Jingtian & Gongcheng, PRC counsel for the Underwriters, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(p)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(q)

The Underwriters shall have received, on each of the date hereof and the Closing Date or the applicable Option Closing Date, as the case may be, a letter dated such date, in form and substance satisfactory to the Underwriters, from Ernst & Young Hua Ming LLP, an independent public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing Date.

(r)

The “lock-up” letters, each substantially in the form of Exhibit A hereto, executed by the individuals and entities listed on Schedule V relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof (the “Lock-Up Letter”), shall be in full force and effect on the Closing Date.

(s)

There shall not have been any adverse legislative or regulatory developments in the PRC following the signing of this Agreement, which in the Representatives’ sole judgment in good faith, would make it inadvisable or impractical to proceed with the public offering or the delivery of the Offered Securities at the Closing Date or the applicable Optional Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.

(t)

The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect on the Closing Date and the applicable Option Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Offered Shares and the issuance of the Offered ADSs in accordance with the Deposit Agreement.

(u)

The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Offered Shares against issuance of the Offered ADSs, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(v)	The Offered ADSs are listed on NASDAQ.

(w)

If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after 4:00 p.m., New York City time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(x)

The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(y)

No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(z)	FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(aa)

On the Closing Date or the applicable Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Additional ADSs.

Notwithstanding the immediately preceding paragraph, the Representatives may, in their sole discretion, waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing Date or an Option Closing Date.

6.	COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDERS.

6.1	The Company, in addition to its other agreements and obligations hereunder, covenants with each Underwriter as follows:

(a)	To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act.

(b)

To furnish to you, without charge, signed copies of the Registration Statement and the ADS Registration Statement (including, in each case, exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement and the ADS Registration Statement (in each case, without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 6.1(f) or 6.1(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c)

Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

(d)

To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(e)

Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)

If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)

If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which the Offered Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)	To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(i)

To advise you promptly and confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any Time of Sale Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or the ADS Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(j)

To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including Rule 158 under the Securities Act).

(k)

During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the five-year period after the date of this Agreement, to furnish to you and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to you (i) as soon as available, a copy of each report of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as you may reasonably request; provided, however, that (i) in each case the Company will have no obligation to deliver such reports to the extent they are publicly available on the Company’s website or the Commission’s EDGAR reporting system, and (ii) if the Company ceases to be subject to reporting obligations under the Exchange Act, it will have no obligation hereunder to deliver any reports.

(l)	[Reserved].

(m)

Not to, and to cause each of its Subsidiaries and Consolidated Affiliated Entities not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(n)

To comply with the terms of the Deposit Agreement so that the Offered ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(o)

(i) Not to attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(p)

To comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause holders of its Ordinary Shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of SAFE).

(q)	To use reasonable commercial efforts to rectify or cure any non-compliance, and maintain continuing compliance with PRC laws and regulations in all material respects.

(r)

To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Securities within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 6).

(s)

If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify you and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(t)

The Company will indemnify and hold harmless the Underwriters against any transaction, stamp, capital or other issuance, registration, documentary, transfer or other similar taxes or duties (other than taxes imposed on the net income of an Underwriter), including any interest and penalties, on the creation, allotment, issue and sale of the Offered Securities to the Underwriters and on the execution and delivery of, and the performance of the obligations (including the initial resale and delivery of the Offered Securities by the Underwriters) under, this Agreement or the Deposit Agreement and on bringing any such document within any jurisdiction. All payments to be made by the Company to the Underwriters hereunder, if any, shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except to the extent of taxes that would not have been imposed but for (i) the recipient’s being a resident of the jurisdiction imposing such taxes, having a permanent establishment therein, or having a similar connection with such jurisdiction (in each case, other than as a result of the transactions contemplated by this Agreement) or (ii) the recipient’s failure to comply with a request from the Company to provide any documentation or certification that the recipient is legally able to provide (and can do so without undue hardship) concerning the recipient’s nationality, residence, identity or connection with the applicable taxing jurisdiction, and that is required as a precondition to exemption from, or reduction in the rate of, the withholding or deduction of such taxes. In addition, all sums payable by the Company to an Underwriter hereunder shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall, in addition to the sum payable hereunder, pay an amount equal to any applicable value added or similar tax.

(u)

The Company, without the prior written consent of the Representatives on behalf of the Underwriters, will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or American Depositary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares, American Depositary Shares or such other securities, in cash or otherwise, (iii) file or submit any registration statement with the Commission relating to the offering of any Ordinary Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares, or (iv) publicly disclose the intention to do any of the foregoing.

The restrictions contained in the preceding paragraph shall not apply to (i) the Offered Securities to be sold hereunder, (ii) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or American Depositary Shares, provided that (A) such plan does not provide for the transfer of Ordinary Shares or American Depositary Shares during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or American Depositary Shares may be made under such plan during the Restricted Period, (iv) the filing of any registration statement on Form S-8, (v) deposit of shares to the depositary for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of share incentive awards, or (vi) the issuance of up to 900,000 Class A ordinary shares to the Company’s employees as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

In addition, the Company will not, without the prior written consent of the Representatives on behalf of the Underwriters, accelerate the vesting schedule of any options or other equity-based awards during the Restricted Period.

(v)

The Company agrees to instruct its share registrar not to give effect to any share transfers directly or indirectly by any of the individuals or entities listed on Schedule V during the Restricted Period.

6.2	Each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:

(a)

Each Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b)

All payments to be made by each Selling Shareholder to the Underwriters hereunder shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except to the extent of taxes that would not have been imposed but for (i) the recipient’s being a resident of the jurisdiction imposing such taxes, having a permanent establishment therein, or having a similar connection with such jurisdiction (in each case, other than as a result of the transactions contemplated by this Agreement) or (ii) the recipient’s failure to comply with a request from such Selling Shareholder to provide any documentation or certification that the recipient is legally able to provide (and can do so without undue hardship) concerning the recipient’s nationality, residence, identity or connection with the applicable taxing jurisdiction, and that is required as a precondition to exemption from, or reduction in the rate of, the withholding or deduction of such taxes. In addition, all sums payable by such Selling Shareholder to an Underwriter hereunder shall be considered exclusive of any value added or similar taxes. Where such Selling Shareholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, such Selling Shareholder shall, in addition to the sum payable hereunder, pay an amount equal to any applicable value added or similar tax.

7.	EXPENSES.

Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agree to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants and Cleary Gottlieb Steen & Hamilton LLP, counsel for the Selling Shareholders, in connection with the registration and delivery of the Offered Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Offered Securities to the Underwriters, including any transfer or other similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Offered Securities under state securities laws and all expenses in connection with the qualification of the Offered Securities for offer and sale under state securities laws as provided in Section 6.1(h) hereof, (iv) all filing fees incurred in connection with the review and qualification of the offering of the Offered Securities by FINRA, (v) the cost of printing certificates representing the Offered Securities, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to any Testing-the-Waters Communication or investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, expenses associated with hosting investor meetings or luncheons, fees and expenses of any consultants engaged in connection with the Testing-the-Waters Communication or road show presentations with the prior approval of the Company, travel, meals and lodging expenses of the representatives and officers of the Company and any such consultants, provided, however, for purposes of this clause (vii), consultants and representatives shall not include the Underwriters or any of their employees, (viii) the document production charges and expenses associated with printing this Agreement, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, that (i) the Underwriters shall be responsible for all of their costs and expenses, including out-of-pocket expenses, stock transfer taxes payable on resale of any of the Offered Securities by them and any other costs and expenses incurred in connection with the transactions contemplated in this Agreement, including those relating to any investor presentations, Testing The Waters Communications or “road show” undertaken in connection with the marketing of the offering of the Offered Securities, and (ii) each Selling Shareholder will be responsible for (a) ADS issuance fees and expenses payable to the depositary in respect of the deposit of Offered Shares to be sold by such Selling Shareholder and issuance of ADSs, and (b) the fees, disbursements and expenses of any separate counsel engaged by such Selling Shareholder.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

8.

COVENANTS OF THE UNDERWRITERS. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

9.	INDEMNITY AND CONTRIBUTION.

(a)

The Company agrees to indemnify and hold harmless each Underwriter, each director, officer, employee, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and each such director, officer, employee, controlling person or affiliate promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, controlling person or affiliate in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined below).

(b)

Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each director, officer, employee, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information (as defined in Section 11(c) hereof); provided that notwithstanding the generality of the foregoing, the Selling Shareholders shall only be liable pursuant to this Section 11(b) to the extent that such losses, claims, damages and liabilities arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto; provided further that the liability under this subsection of such Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts received by such Selling Shareholder from the sale of Offered ADSs sold by such Selling Shareholder hereunder.

(c)

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the Selling Shareholders, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the addresses of the Representatives appearing in the [seventh] paragraph under the caption “Underwriting” (the “Underwriter Information”).

(d)

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such directors, officers, employees, control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the Selling Shareholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and (y) does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)

To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c), is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities (before deducting expenses) received by each of the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Offered Securities. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Offered ADSs they have purchased hereunder, and not joint.

(f)

The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)

The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, its directors, officers or employees, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder, its officers or directors, any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

10.

TERMINATION. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, NASDAQ, the Hong Kong Stock Exchange or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC, the Cayman Islands, Hong Kong or Singapore shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, PRC, Cayman Islands, Hong Kong or Singapore authorities or with respect to Clearstream or Euroclear systems in Europe, or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of the ADSs.

11.	EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Offered ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule II bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Offered ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case, any of the Representatives, the Company or the relevant Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If a Selling Shareholder fails at a Closing Date or the applicable Option Closing Date to sell and deliver the number of Offered Securities which such Selling Shareholder is obligated to sell hereunder, the remaining Selling Shareholders shall have the right to increase, pro rata or otherwise, the number of Offered Securities to be sold by them hereunder to the total number to be sold by all non-defaulting Selling Shareholders as set forth in Schedule I hereto. If none of the remaining Selling Shareholders exercises the right hereby granted to fully make up for the shortfall amount, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the Selling Shareholders, unless the Representatives have already exercised their right to postpone such Closing Date as provided in the succeeding sentence, elect to (i) (a) where the shortfall amount relates to Firm ADSs, terminate the Underwriting Agreement without liability on the part of the Underwriters, the Company or any non-defaulting Selling Shareholders, or (b) where the shortfall amount relates to Additional ADSs, terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date, if in the case of (a) and (b) above where such shortfall makes it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of the ADSs, or (ii) purchase the Offered Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone such Closing Date for a period not exceeding seven days in order to effect any required change in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any of the Company or the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company and the Selling Shareholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.

SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE. The Company and each of the Selling Shareholders hereby irrevocably submits to the exclusive jurisdiction of the New York Courts in any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the Offered Securities, or any transactions contemplated hereby. The Company, each of the Company’s Subsidiaries and Consolidated Affiliated Entities, the Selling Shareholders and each of the Selling Shareholder’s subsidiaries irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the Offered Securities, or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and the Selling Shareholders (other than Owap Investment Pte Ltd) irrevocably appoint [Cogency Global Inc.] as its respective authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company and the Selling Shareholders (other than Owap Investment Pte Ltd), as the case may be, in any such suit or proceeding. The Company and the Selling Shareholders (other than Owap Investment Pte Ltd) further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. Owap Investment Pte Ltd irrevocably appoints GIC (New York) Inc. as its respective authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon Owap Investment Pte Ltd, in any such suit or proceeding. Owap Investment Pte Ltd further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

13.

JUDGMENT CURRENCY. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or any Selling Shareholder pursuant to this Agreement with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and each Selling Shareholder agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or the relevant Selling Shareholder(s), as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such underwriter or controlling person hereunder.

14.

ENTIRE AGREEMENT. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the sale and purchase of the Offered Securities and the offering of the Offered Securities, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Offered Securities and the offering of the Offered Securities.

15.	COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.

APPLICABLE LAW. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.	HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.	NOTICES. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

United States of America

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

United States of America

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

United States of America

if to the Company or the Selling Shareholders (other than Owap Investment Pte Ltd) shall be delivered, mailed or sent to Burning Rock Biotech Limited, 601, 6/F, Building 3, Standard Industrial Unit 2, No. 7, Luoxuan 4th Road, International Bio Island, Guangzhou, 510005, PRC, Attention: Chief Executive Officer, and if to Owap Investment Pte Ltd shall be delivered, mailed or sent to [    ].

19.

PARTIES AT INTEREST. The Agreement set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Shareholders and to the extent provided in Section 9 hereof the controlling persons, affiliates, directors, officers and employees referred to in such sections and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any rights under or by virtue of this Agreement.

20.	ABSENCE OF FIDUCIARY RELATIONSHIP. The Company and each Selling Shareholder acknowledges and agrees to each of the following:

(a)

No Other Relationship. Each of the Representatives has been retained solely to act as an underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Selling Shareholders, on the one hand, and any of the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether any of the Representatives have advised or are advising the Company or the Selling Shareholders on other matters.

(b)

Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Shareholders following discussions and arms-length negotiations with the Representatives and the Selling Shareholders is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement.

(c)

Absence of Obligation to Disclose. The Company and the Selling Shareholders have been advised that the each of the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Shareholders and that each of the Representatives has no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship.

(d)

Waiver. Each of the Company and the Selling Shareholders waives, to the fullest extent permitted by law, any claims it may have against the each of the Representatives arising from breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Representatives shall have any liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Selling Shareholders, including shareholders, employees or creditors of the Company or the Selling Shareholders.

Each Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

21.	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a)

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.

WAIVER OF IMMUNITY. To the extent that the Company and the Selling Shareholders have or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) the PRC, (iv) Hong Kong, (v) Singapore, or (vi) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, each of the Company and the Selling Shareholders hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

23.	WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

24.

SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Underwriters, the Company, the Selling Shareholders and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Selling Shareholders’ and any of the Underwriters’ respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and affiliates of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 9(c) of this Agreement shall be deemed to be for the benefit of the Company’s and the Selling Shareholders’ directors, the Company’s officers who have signed the Registration Statement and any person controlling the Company and the Selling Shareholders within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 24, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

25.

PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

26.

AMENDMENTS. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[Signature page follows]

Very truly yours,

Burning Rock Biotech Limited

By:
Name:
Title:

By:
Name: Leo Li
Title: Attorney-In-Fact for EverGreen SeriesC Limited Partnership

By:
Name: Leo Li
Title: Attorney-In-Fact for LYFE Capital Stone (Hong Kong) Limited

Owap Investment Pte Ltd

By:
Name:
Title:

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

Acting severally on behalf of themselves and the

several Underwriters named in Schedule II hereto

By: Morgan Stanley & Co. LLC

By:
Name:
Title:

By: BofA Securities, Inc.

By:
Name:
Title:

By: Cowen and Company, LLC

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE I

Selling Shareholder	Number of Firm ADSs To Be Sold	Number of Additional ADSs To Be Sold
EverGreen SeriesC Limited Partnership
LYFE Capital Stone (Hong Kong) Limited
Owap Investment Pte Ltd

Total:

Schedule I-1

SCHEDULE II

Underwriter	Number of Firm ADSs to be Purchased	Maximum Number of Additional ADSs to be Purchased
Morgan Stanley & Co. LLC
BofA Securities, Inc.
Cowen and Company, LLC
Total:

Schedule II-1

SCHEDULE III-A

Time of Sale Prospectus

1. Preliminary prospectus issued [             ], 2020

2. The Selling Shareholders are selling [             ] ADSs.

3. [            ] has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional     [    ] ADSs.

4. The public offering price per ADS shall be $[     ].

SCHEDULE III-B

Schedule III-1

SCHEDULE IV-A

SUBSIDIARIES OF THE COMPANY

Name	Place of Incorporation
1. BR Hong Kong Limited	Hong Kong
2. Burning Rock Dx LLC	Delaware, United States
3. Beijing Burning Rock Biotech Limited	People’s Republic of China
4. Burning Rock Biotechnology (Shanghai) Co., Ltd.	People’s Republic of China
5. Shanghai Burning Rock Health Consultancy Co., Ltd.	People’s Republic of China

Schedule IV-A-1

SCHEDULE IV-B

CONSOLIDATED AFFILIATED ENTITIES OF THE COMPANY

Name	Place of Incorporation
1. Burning Rock (Beijing) Biotechnology Co., Ltd.	People’s Republic of China
2. Guangzhou Burning Rock Biotechnology Co., Ltd.	People’s Republic of China
3. Guangzhou Burning Rock Medical Equipment Co., Ltd.	People’s Republic of China
4. Guangzhou Burning Rock Dx Co., Ltd.	People’s Republic of China

Schedule IV-B-1

SCHEDULE V

LIST OF LOCKED-UP PARTIES

[EverGreen SeriesC Limited Partnership

CMBI Private Equity Series SPC on behalf of and for the account of Biotechnology Fund IV

LYFE Capital Stone (Hong Kong) Limited

LYFE Mount Whitney Limited

LYFE Capital Fund II, L.P.

Owap Investment Pte Ltd]

Schedule V-1

EXHIBIT A

FORM OF LOCK-UP LETTER

[ ], 2020

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

United States of America

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

United States of America

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

United States of America

As representatives (the “Representatives”) of the several Underwriters (as defined below)

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Burning Rock Biotech Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”) and certain shareholders of the Company, providing for the public offering (the “Public Offering”) by the several Underwriters, including you (the “Underwriters”), of an aggregate of [        ] Class A ordinary shares, par value US$0.0002 per share, of the Company (the “Class A Ordinary Shares”) in the form of [        ] American Depositary Shares (the “ADSs”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or Class B ordinary shares par value US$0.0002 per share, of the Company (together with the Class A Ordinary Shares, the “Ordinary Shares”), beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for the Ordinary Shares or publicly disclose the intention to do any of the foregoing or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Ordinary Shares or other securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in the Public Offering or such open market transactions, (b) transfers of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift, or by operation of law, such as pursuant to a qualified domestic relations order or in connection with a divorce settlement, or through will or intestacy, (c) transfers of Ordinary Shares, ADSs or any security convertible into Ordinary Shares or ADSs to immediate family members of the undersigned, to any trust for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned, or to any entity beneficially owned and controlled by the undersigned, provided that any such transfer shall not involve a disposition for value, (d) distributions of Ordinary Shares or any security convertible into Ordinary Shares to general or limited partners, members or shareholders of the undersigned, its direct or indirect affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) or to an investment fund or other entity that controls or manages, or is under common control with, the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee, transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period, (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs, provided that (i) such plan does not provide for the transfer of Ordinary Shares or ADSs during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or ADSs may be made under such plan during the Restricted Period, (f) any transfer of Ordinary Shares beneficially owned by the undersigned to the depositary in preparation for conversion of such Ordinary Shares into ADSs and any conversion of such Ordinary Shares into ADSs, provided that such Ordinary Shares and such ADSs being converted from such Ordinary Shares remain subject to the restrictions contained in this letter, or (g) Ordinary Shares or ADSs to be sold by the undersigned pursuant to the Underwriting Agreement. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions. For purposes of this lock-up letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters and other parties thereto.

This agreement shall terminate and the undersigned shall be released from its obligations hereunder on the earlier of (i) the date that the Company advises the Underwriters in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) December 8, 2020, if the Public Offering (not including the exercise or settlement of the Underwriters’ option to purchase additional ADSs if exercised) has not been completed by that date, or (iii) subsequent to signing the Underwriting Agreement, the Underwriting Agreement is terminated prior to payment for and delivery of the ADSs to be sold thereunder.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)